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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                            SECURITIES ACT OF 1934

                            Cox Communications, Inc.
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              (Exact name of Registration as specified in charter)


                                    Delaware
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                     (State of incorporation or origination)


                                   58-2112251
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                        (IRS Employer Identification No.)


    1400 Lake Hearn Drive, Atlanta, Georgia                         30319
    -----------------------------------------------------------------------
    (Address of principal executive offices)                     (Zip Code)

Securities Act registration statement file number to which this form relates:            333-82575
                                                                                         ---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered                             Exchangeable Subordinated Discount Debentures due 2020
                                                                    ------------------------------------------------------

Name of each exchange on which each class is to be registered                       New York Stock Exchange
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

Securities to be registered pursuant to Section 12(g) of the Act:                        None.
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


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),check the following box. [ ]



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


         The class of securities to be registered hereby is Exchangeable Subordinated Discount Debentures due 2020 of Cox Communications, Inc.


         For a description of the discount debentures, reference is made to the description included under the caption "Description of Debentures" in the prospectus supplement and under "Description of Debt Securities" in the accompanying prospectus included in the Rule 424(b) filing made by Cox under the registration statement on Form S-3 (file no. 333-82575).


ITEM 2.  EXHIBITS

         4.1 Indenture of Cox Communications, Inc. relating to the Discount Debentures (incorporated herein by reference as an exhibit to the registration statement on Form S-1, file no. 33-99116).

         4.2 Form of Third Supplemental Indenture relating to the Discount Debentures.



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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         COX COMMUNICATIONS, INC.




Date: April 13, 2000                     By: /s/ Dallas S. Clement
                                             -----------------------------------
                                             Dallas S. Clement
                                             Vice President and Treasurer